                                                                   Exhibit 10.14


                           PURCHASE AND SALE AGREEMENT









                                 By and Between

                             LIMAR REALTY CORP. #13

                                   ("SELLER")




                                       and




                           ARENA PHARMACEUTICALS, INC.

                                    ("BUYER")


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                                TABLE OF CONTENTS

                                                                            Page
1.       PURCHASE AND SALE....................................................1

2.       PURCHASE PRICE.......................................................2

3.       TITLE................................................................3

4.       ESCROW...............................................................4

5.       CLOSING..............................................................4

6.       DUE DILIGENCE........................................................5

7.       CONDITIONS TO CLOSING...............................................10

8.       DELIVERIES INTO ESCROW..............................................11

9.       PRORATIONS; CLOSING COSTS; CREDITS..................................13

10.      OPERATION OF PROPERTY PENDING THE CLOSING.  ........................15

11.      REPRESENTATIONS AND WARRANTIES......................................16

12.      INDEMNIFICATION.....................................................18

13.      CASUALTY OR CONDEMNATION............................................19

14.      COMMISSIONS.........................................................20

15.      NOTICES.............................................................20

16.      LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.......................21

17.      MISCELLANEOUS.......................................................23

18.      DEFAULT.............................................................26

19.      DEFINITIONS.  ......................................................27


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of December 1, 2000 (the "EFFECTIVE DATE") by and between Limar Realty Corp. #13, a California corporation ("SELLER"), and Arena Pharmaceuticals, Inc., a Delaware corporation ("BUYER").

                                 R E C I T A L S

         This Agreement is made with respect to the following facts and circumstances:

         A. Seller represents and warrants that it owns certain real property commonly known as the Arena Pharmaceuticals Building, 6138 and 6150 Nancy Ridge Drive, San Diego, CA, which real property, together with certain personal property is collectively referred to in this Agreement as the "Property" and is more particularly defined below.

         B. Subject to the terms and conditions herein, Seller desires to sell and Buyer desires to purchase the Property.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

         1.       PURCHASE AND SALE.

                  1.1 PROPERTY. Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller on the Closing Date (as defined below) the following (collectively, the "PROPERTY"):

                           1.1.1    That certain tract or parcel of land
situated in the City of San Diego, County of San Diego, California which is legally described on EXHIBIT 1.1.1 attached hereto, together with any and all rights, privileges and easements appurtenant thereto, which are owned by Seller (collectively, the "LAND");

                           1.1.2    All buildings, structures, fixtures and
other improvements of every kind and description affixed to or located in, on, over, or under the Land (excluding fixtures owned by tenants) (all of which are collectively referred to as the "IMPROVEMENTS"); and

                           1.1.3    All right, title and interest of Seller in
and to all tangible personal property of any type located upon the Land or within the Improvements and used exclusively in connection with the operation of the Land and Improvements (collectively, the "PERSONAL PROPERTY").

                  1.2 REAL PROPERTY. The Land and Improvements are collectively referred to as the "REAL PROPERTY".


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


                  1.3 ASSIGNMENT. In addition, Seller shall convey and assign to Buyer all of the right, title and interest of Seller, if any, in and to (i) the lease(s) scheduled on EXHIBIT 1.3 (i) attached hereto (the "LEASE(S)") and all lease(s) approved by Buyer subject to Section 10.3 below, together with any and all security deposits in Seller's possession in connection therewith; (ii) all assignable service contracts and other agreements, if any, relating to the Real Property or Personal Property to be assumed by Buyer as described on EXHIBIT 1.3 (ii) attached hereto (collectively the "SERVICE CONTRACTS"); (iii) all assignable current licenses, permits, certificates of occupancy, approvals and entitlements issued or granted in connection with the Real Property as well as any and all assignable development rights and any other intangible rights, interests or privileges relating to or used in connection with the Real Property; (iv) any assignable right to use the current names of the Real Property, logos, trademarks, tradenames and symbols and promotional materials; and (v) all transferrable warranties, guarantees or sureties relating to the Real Property or the Personal Property. Such assignment shall be made pursuant to the Assignment and Assumption Agreement in the form described in
Section 8.1.3 below ("ASSIGNMENT"). All of the above interests as described in clauses (iii), (iv) and (v) of this Section 1.3 shall sometimes be referred to collectively as the "INTANGIBLE PROPERTY".

                  1.4 EXCLUDED PROPERTY. Notwithstanding anything to the contrary set forth herein, the Property being conveyed pursuant to this Agreement does not include (and Seller expressly reserves all rights with respect thereto) any existing claims or causes of action with respect to the Property to the extent attributable to the period prior to the Closing Date including, without limitation, any tax rebates attributable to the period prior to the Closing and claims against existing tenants with respect to matters accruing prior to the Closing Date or previous tenants. The provisions of this
Section 1.4 shall not be construed, however, to restrict the ability of Buyer following the Closing Date to deal with any existing tenants of the Real Property or to restrict the Buyer following the Closing Date from pursuing any and all remedies in connection with existing hazardous materials on, in or about the Real Property.

         2. PURCHASE PRICE. Buyer shall pay as the total purchase price for the Property ("PURCHASE PRICE") the sum of Five Million Four Hundred Thousand Dollars ($5,400,000). The Purchase Price shall be paid as follows:

                  2.1 DEPOSIT. On or before one (1) business day following the Effective Date, Buyer shall cause One Hundred Thousand Dollars ($100,000) (the "DEPOSIT #1") in immediately available funds to be delivered into Escrow (as defined below). On or before one (1) business day following the Due Diligence Date (as defined below) provided that Buyer has given the Approval Notice (as defined below), Buyer shall cause an additional One Hundred Thousand Dollars ($100,000) (the "DEPOSIT #2") in immediately available funds to be delivered into Escrow. The "DEPOSIT" shall refer to the sum of the Deposit #1 and Deposit #2 as each of said amounts are received by Escrow. The failure of Buyer to timely deliver any of the respective Deposits shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately by giving written notice of such termination to Buyer and the Title Company (as defined below);

                  2.2 INTEREST ON DEPOSIT. The Deposit shall be held by the Title Company as an earnest money deposit towards the Purchase Price. The Deposit shall be held in Escrow in accordance with the provisions of this Agreement in a federally insured interest bearing account or other investment suitable for daily investment reasonably acceptable to Seller and Buyer (and in any


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event with any risk of loss for the account of Buyer) with any interest accruing thereon to be paid or credited, except as otherwise provided in this Agreement, to Buyer. The term "Deposit" shall include any and all interest then accrued;

                  2.3 DISPOSITION OF DEPOSIT. At the Closing (as defined below) the Deposit shall be applied and credited toward the payment of the Purchase Price. If Escrow does not close, and this Agreement is terminated in a manner governed by Sections 7.3 or 13, the Deposit will be disbursed to Buyer as provided in such Sections. If the Escrow does not close and neither Section 7.3 nor Section 13 applies, the Deposit shall be returned to Buyer unless the provisions of Section 18.1 are applicable, in which case the disposition of the Deposit shall be governed by the provisions of Section 18.1; and

                  2.4 CASH BALANCE. On or before the Closing, Buyer shall deliver into Escrow in immediately available funds the balance of the Purchase Price. The Purchase Price, net of any prorations and closing costs to be paid by Seller as provided in this Agreement, shall be paid by the Title Company to Seller on the Closing Date by federal wire transfer of immediately available funds to a bank account(s) designated by Seller in a written notice to the Title Company given prior to the Closing.

         3.       TITLE.

                  3.1 VESTING OF TITLE. At Closing, Seller shall convey fee simple title to the Real Property to Buyer by execution and delivery of the Deed (as defined below). Issuance by the Title Company (or an unconditional commitment to issue) as of the Closing of the Buyer's Title Policy (as defined below) shall constitute evidence of delivery of title by Seller.

                  3.2 BUYER'S TITLE INSURANCE. At Closing, the Title Company shall issue to Buyer a CLTA standard coverage owner's form of title insurance policy in the amount of the Purchase Price insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions (as defined below) ("BUYER'S TITLE POLICY"). Buyer shall be entitled to request that the Title Company provide an ALTA title insurance policy and/or such endorsements to the Buyer's Title Policy as Buyer may reasonably require, provided that such ALTA policy and/or endorsements shall be at no cost or additional liability to Seller and the Closing shall not be delayed as a result of Buyer's request.

                  3.3 PERMITTED EXCEPTIONS. As a condition precedent of Buyer's obligations as provided in Section 7.2.4 but not as a covenant of Seller, Seller shall convey the Property and Buyer shall accept the Property subject to the following matters, which are collectively referred to as the "PERMITTED EXCEPTIONS":

                           3.3.1    all exceptions to title shown in the Title
Report (as defined below) as it may be amended and on the Survey (as defined below) that are approved or deemed approved by Buyer as provided in Section 6.3 hereof;

                           3.3.2    the lien of non-delinquent real and personal
property taxes and assessments;

                           3.3.3    the rights of the tenant(s) under the
Lease(s);


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


                           3.3.4    the Service Contracts, if any, to be assumed
by Buyer;

                           3.3.5    local, state and federal laws, ordinances or
governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now existing or hereafter in effect with respect to the Real Property;

                           3.3.6    matters affecting the condition of title
created by or with the written consent of Buyer;

                           3.3.7    water rights, and claims of title to water,
whether or not shown by the public records;

                           3.3.8    unless Buyer elects to obtain an ALTA policy
of title insurance, discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which inspection of the Real Property would disclose and which are not shown by the public records; and

                           3.3.9    standard printed exclusions generally
included in a CLTA owner's policy (or ALTA owner's policy, as the case may be).

         4.       ESCROW.

                  4.1 OPENING OF ESCROW. Seller shall deliver a copy of a fully executed counterpart of this Agreement into escrow ("ESCROW") to be established at Chicago Title Company, 388 Market Street, Suite 1350, San Francisco, California 94111, Attention: Nicole Carr ("TITLE COMPANY") on or before three (3) days following the Effective Date.

                  4.2 INSTRUCTIONS TO TITLE COMPANY. Seller and Buyer shall each be entitled to submit escrow instructions to the Title Company in connection with the Closing of the Escrow. Seller and Buyer shall in addition execute such further escrow instructions as the Title Company may reasonably require in connection with the Closing so long as such instructions are consistent with the provisions of this Agreement and the escrow instructions of Seller and Buyer. In the event of any conflict between the terms and conditions of this Agreement and the provisions of any escrow instructions prepared by Seller, Buyer or the Title Company, the terms and conditions of this Agreement shall control.

         5.       CLOSING.

                  5.1 CLOSING. The purchase and sale of the Property as contemplated by this Agreement, including but not limited to the recordation of the Deed and the completion of the other matters required by this Agreement to be done contemporaneously (the "CLOSING") shall occur on a date selected by Seller (with written notice to Buyer no less than three (3) business days prior to the selected date), but shall occur no sooner than Monday, December 11, 2000 and no later than Wednesday, January 3, 2001. The date on which the Closing actually occurs shall be referred to as the "CLOSING DATE".

                  5.2 FAILURE TO CLOSE. If the Closing does not occur on or before the date set forth in Section 5.1 above (as such date may be extended pursuant to the express provisions of this Agreement), then in the absence of a written agreement between the parties to extend the Closing


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Date, either party hereto (so long as such party is not then in default pursuant to this Agreement), without waiving any rights it may otherwise have pursuant to the Agreement, may elect to terminate this Agreement by giving written notice of such termination to the other and to the Title Company.

         6.       DUE DILIGENCE.

                  6.1 DUE DILIGENCE PERIOD. The period commencing as of the Effective Date and continuing through 5:00 p.m. PST, Friday, December 8, 2000 (the "DUE DILIGENCE DATE") shall be referred to as the "DUE DILIGENCE PERIOD".

                  6.2 AVAILABLE INFORMATION. Seller shall make available to Buyer the following documents and materials (collectively, the "DUE DILIGENCE MATERIALS").

                           6.2.1    DELIVERED MATERIALS. Within two (2) days
following the Effective Date, Seller will deliver or cause to be delivered to Buyer copies of all of the documents and materials relating to the Property listed on EXHIBIT 6.2.1 attached hereto provided that the same is not confidential or proprietary in nature. Seller has not undertaken any independent investigation as to the truth or accuracy of the documents and materials to be delivered and is providing same solely as an accommodation to Buyer.

                           6.2.2    PROPERTY FILES. Seller shall make available
to Buyer and Buyer's agents and representatives, upon reasonable notice and during normal business hours, all files in the possession of Seller, or in possession of Seller's property manager, if any, relating to the ownership, operation, construction, use or occupancy of the Property, or any portion of the Property. Buyer, at its expense, may make photocopies of such material relative to the Property as Buyer may determine.

                           6.2.3    RESTRICTED INFORMATION. Notwithstanding any
provision to the contrary, "Due Diligence Materials" shall not include, and Seller shall have no obligation to furnish or otherwise make available to Buyer, any of the following documents: (i) any internally or externally prepared reports or analysis concerning the valuation or economic performance of the Property; (ii) any information received from or concerning any other potential purchaser of the Property; (iii) any federal or state income tax returns; (iv) any documents, instruments or agreements evidencing, securing or relating to any mortgage loan currently encumbering the Real Property; (v) any correspondence or analyses regarding past, pending or proposed real property tax appeals; or (vi) any information or documentation that is privileged or otherwise legally protected from disclosure under applicable law.

                           6.2.4    CONFIDENTIALITY. Buyer and its
representatives shall hold in strictest confidence all data and information obtained with respect to Seller or the Property whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Buyer may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Buyer provided that such persons agree to treat such data and information confidentially. In the event this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits and other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the


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


return of the Deposit to Buyer, Twenty-Five Thousand Dollars ($25,000.00) of the Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller the materials described in the preceding sentence and the Buyer's Reports in accordance with Section 6.5. The provisions of this
Section 6.2.4 shall survive Closing or any termination of this Agreement.

                  6.3 TITLE REVIEW. The period commencing as of the Effective Date and continuing through the date which is ten (10) days following the Effective Date shall be referred to as the "TITLE REVIEW PERIOD".

                           6.3.1    TITLE MATERIAL. Promptly following the
Effective Date, Seller will obtain and deliver to Buyer a current preliminary title report ("TITLE REPORT") for the Real Property prepared by the Title Company, together with a copy of the documents listed as exceptions therein. Buyer, at its election, may obtain a survey ("SURVEY") of the Real Property prepared by a licensed engineer which Survey shall be sufficient to provide the basis for an ALTA owner's policy of title insurance. The Survey shall be obtained by Buyer, if at all, prior to the expiration of the Title Review Period and, if obtained, Buyer shall promptly deliver a copy of the Survey to Seller and the Title Company. It is acknowledged that Buyer will not be entitled to obtain an ALTA title insurance policy with respect to the Real Property if Buyer elects not to timely obtain a Survey with respect to such Real Property.

                           6.3.2    REVIEW OF TITLE. Buyer shall notify Seller
in writing (the "TITLE NOTICE") prior to the expiration of the Title Review Period which exceptions to title as shown on the Title Report and Survey, if any, will not be accepted by Buyer. If Buyer fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Review Period, Buyer shall be deemed to have approved the condition of title to the Real Property. If Buyer notifies Seller in writing that Buyer objects to any exceptions to title, Seller shall have one (1) business day after receipt of the Title Notice to notify Buyer (a) that Seller will remove such objectionable exceptions from title on or before the Closing, provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond ten (10) days; or (b) that Seller elects not to cause such exceptions to be removed. If Seller fails to timely give such notice to Buyer, the Seller shall be deemed to have given notice to Buyer under clause (b). Seller shall have no obligation to remove any title exceptions to which Buyer objects provided, however, that Seller shall remove, as of the Closing, all liens evidencing any deed of trust (and related documents) securing financing. The procurement by Seller of a commitment for the issuance of the Buyer's Title Policy (as defined in Section 3.2 hereof) or an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this Section
6.3.2 shall be deemed a cure by Seller of such disapproval. If Seller gives or is deemed to have given Buyer notice under clause (b) above, Buyer shall have one (1) business day from the date on which such notice to Buyer is given in which to notify Seller that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Buyer will terminate this Agreement. If Buyer fails to timely give such notice, Buyer will be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions. If this Agreement is terminated pursuant to the foregoing provisions of this Section 6.3.2, then neither party shall have any further rights or obligations hereunder (except with respect to those matters expressly stated to survive such termination), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder.

                           6.3.3    SUBSEQUENT TITLE DEFECTS. Buyer may, at or
prior to Closing, notify Seller in writing (the "SUBSEQUENT TITLE DEFECTS NOTICE") of any objection(s) to title exceptions (a)


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raised by the Title Company between the expiration of the Title Review Period and the Closing and (b) not disclosed by the Title Company or the Survey or otherwise known to Buyer prior to the expiration of the Title Review Period, provided that Buyer must notify Seller of such objection(s) to title within two
(2) business days of being made aware of the existence of such exception. If Buyer gives a Subsequent Title Defects Notice to Seller, Seller shall have two
(2) business days after receipt of the Subsequent Title Defects Notice to notify Buyer (a) that Seller will remove such objectionable exceptions from title on or before the Closing, provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond ten (10) days; or (b) that Seller elects not to cause such exceptions to be removed. If Seller fails to timely give such notice to Buyer, Seller shall have been deemed to have given notice to Buyer under clause (b). Seller shall have no obligation to remove any title exceptions to which Buyer objects, provided however, that Seller shall remove, as of the Closing, all liens evidencing any deed of trust (and related documents) securing financing. The procurement by Seller of a commitment of the Title Company for Buyer's Title Policy or an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this Section 6.3.3 shall be deemed a cure by Seller of such disapproval. If Seller gives or is deemed to have given notice under clause (b) above, Buyer shall have two (2) business days from the date on which such notice to Buyer is given in which to notify Seller that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such exceptions or that Buyer will terminate this Agreement. If Buyer fails to timely give such notice, Buyer shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions. If this Agreement is terminated pursuant to the foregoing provisions of this Section 6.3.3 then neither party shall have any further rights or obligations hereunder (except with respect to those matters expressly set forth to survive such termination), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder.

                  6.4 INSPECTION; RIGHT OF ENTRY. Buyer and Buyer's agents, contractors, engineers, consultants, employees and other representatives (collectively, "BUYER'S REPRESENTATIVES") shall have the right, during the Due Diligence Period and subject to the terms and conditions of Section 6.6 below,
(i) to enter the Real Property to inspect the same (including the performance of environmental audits of the Real Property in accordance with the terms of
Section 6.4.1 and 6.4.2 below), upon reasonable notice to Seller, provided that Buyer does not unreasonably disturb any business of Seller in connection with the Property or any tenant of the Real Property and provided that Seller shall be afforded the opportunity to participate in such visitations and (ii) to contact representatives of third parties who have executed Service Contracts with Seller or Seller's representatives regarding the Real Property. Buyer shall keep the Property free and clear of any mechanics' liens, materialmen's liens or claims arising out of any of Buyer's activities or those of Buyer's Representatives on or with respect to the Real Property. All entries onto the Real Property by Buyer and all inspections and examinations thereof shall be at Buyer's sole cost and expense, shall be done in a workmanlike manner in accordance with all applicable codes, statutes, ordinances, rules, regulations and laws and shall not disturb in any way the quiet occupancy or enjoyment of any tenant or other occupant of the Real Property. Buyer shall not perform any test or inspection or carry out any activity at the Real Property which damages the Real Property in any way or which is physically intrusive into the Improvements or soil of the Real Property without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion. After each entry onto any portion of the Real Property, Buyer, at its sole cost and expense shall repair (which shall include replacement where necessary) any damage to the Real Property arising from such entry. In connection with any inspections of the Real Property, Buyer and Buyer's Representatives will carry liability insurance adequate in Seller's reasonable judgement and, upon the request of Seller, will provide Seller with written evidence of same. Buyer will give Seller reasonable prior notice of its intention to conduct any inspections or tests with respect to the Real Property and Seller reserves the right to have a representative present.

                           6.4.1    PHASE I ENVIRONMENTAL AUDIT. During the Due
Diligence Period, Buyer may conduct (or have conducted on its behalf by an environmental auditor) a Phase I environmental audit of the Real Property, subject to the terms and conditions of Sections 6.4.2 and 6.6 below.

                           6.4.2    ENVIRONMENTAL CONDITIONS. In the event that
Buyer shall enter the Real Property for purposes of conducting a Phase I environmental audit of the Real Property, Buyer shall provide Seller with at least forty-eight (48) hours' prior written notice of its intent thereof. Buyer shall not conduct a Phase II environmental audit of the Real Property without the prior written consent of Seller which consent may be withheld or granted in the sole and absolute discretion of Seller. Buyer shall not disclose to any third party, other than Buyer's consultants, agents and attorneys associated with any environmental investigation of the Real Property and other than as may be required by applicable law, the results of any of Buyer's inspections or testing of the Real Property. Prior to performing any environmental inspections or testing of the Real Property, Buyer shall obtain any required permits and authorizations and shall pay all applicable fees required by any public body or agency in connection therewith.

                  6.5 BUYER'S REPORTS. If the Escrow fails to close for any reason other than Seller's material breach of this Agreement, then all studies, surveys (including, without limitation the Survey), if any, reports, test results and analyses concerning the Real Property prepared by, for or on behalf of Buyer in connection with the Real Property (collectively, "BUYER'S REPORTS") shall at the option of Seller, immediately be delivered and assigned to Seller free and clear of all claims and at no cost, expense or liability to Seller. Buyer shall not be required to deliver to Seller internally prepared reports or analyses concerning the valuation or potential performance of the Real Property. Any Buyer's Reports delivered to Seller at Seller's request pursuant to this
Section 6.5 shall be delivered without representation or warranty, nor shall Seller assert any warranty or rights against the consultants of Buyer who have prepared such Buyer's Reports.

                  6.6 INDEMNITY. Buyer shall indemnify, defend by counsel reasonably acceptable to Seller, and hold Seller harmless from and against any and all costs, expenses, claims, demands or liens, (including, without limitation, mechanics' liens) including reasonable attorneys' fees, arising from or in any fashion related to the entry by Buyer or Buyer's Representatives on the Real Property or the performance by Buyer or Buyer's Representatives of any testing or investigations of the Real Property except with respect to any loss or liability incurred by Seller resulting from the mere discovery by Buyer or Buyer's Representatives of the presence of hazardous materials at the Property or the existence of other defects with respect to the Property. Without limiting the scope or generality of the foregoing indemnity, Buyer shall not permit any mechanics', materialman's, or other lien against all or any part of the Real Property to exist as the result of any activity by Buyer or Buyer's Representatives undertaken in connection with the Real Property. If any such lien shall be filed against the Real Property or any portion of the Real Property, Buyer shall cause the lien to be discharged within five (5) business days after the filing thereof. The provisions of this Section 6.6 shall survive the Closing and delivery of the Deed and shall further survive any earlier termination of this Agreement.


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


                  6.7 APPROVAL BY BUYER. Buyer shall have the right to review and approve, in its sole, absolute and subjective discretion, during the Due Diligence Period all aspects of the Property, including but not limited to,
(i) the Due Diligence Materials, (ii) the physical and environmental condition of the Real Property, including, without limitation, the condition of the Improvements, the condition of the soil at the Real Property, the condition of the ground water at the Real Property, and the presence or absence of any hazardous materials at the Real Property, (iii) the financial condition of the Property, including, without limitation, the feasibility, convertibility, desirability and suitability of the Property for Buyer's intended use and purposes, (iv) the legal condition of the Property, including, without limitation, the Property's compliance or non-compliance with all statutes, ordinances, codes, regulations, decrees, orders and laws applicable to the Property, (v) the Lease(s), (vi) the Service Contracts, if any, being assumed by Buyer, (vii) the existence or non-existence of any governmental or quasi-governmental entitlements, if any, affecting the Property or any portion of the Property, (viii) any dimensions or specifications of the Real Property or any part thereof, (ix) the zoning, building and land use restrictions applicable to the Real Property or any portion thereof, and (x) all other matters which Buyer deems relevant to its purchase of the Property. It is acknowledged that Buyer is the tenant of the Property and by reason of such existing relationship, is generally familiar with matters relating to the Property. In the event that Buyer elects to approve all of the matters as summarized in this Section 6.7 with respect to the Property, Buyer shall give written notice of such approval to Seller ("APPROVAL NOTICE") on or before the Due Diligence Date. The Approval Notice, if given by Buyer must be in the form of EXHIBIT 6.7 attached hereto. If Buyer fails to timely give the Approval Notice to Seller, Buyer shall conclusively be deemed to have disapproved the Property and more particularly the matters set forth in this Section 6.7 in which case this Agreement shall terminate, all rights and obligations hereunder of each party shall be at an end (except those matters which are specifically stated in this Agreement to survive the termination), the Deposit shall be promptly returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer timely gives the Approval Notice to Seller, then Buyer shall be considered to have elected to proceed with the purchase of the Property in accordance with the provisions of this Agreement, Buyer shall have no further rights with respect to this Section 6.7, the condition for the benefit of Buyer as set forth in Section 7.2.5 shall be considered to have been satisfied and Buyer shall have no further rights to assert the conditions set forth in such Sections.

         7.       CONDITIONS TO CLOSING.

                  7.1 SELLER'S CONDITIONS. The obligation of Seller to sell and convey the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent, which conditions are for the benefit of Seller only and the satisfaction of which may be waived only in writing by Seller:

                           7.1.1    BUYER'S DELIVERIES. Delivery and execution
by Buyer of all monies, items and instruments required to be delivered by Buyer pursuant to this Agreement;

                           7.1.2    BUYER'S REPRESENTATIONS. Buyer's warranties
and representations set forth herein shall be true and correct in all material respects as of the Closing Date;

                           7.1.3    BUYER'S PERFORMANCE. Buyer shall have
performed each and every agreement to be performed by Buyer pursuant to this Agreement; and

                           7.1.4    APPROVAL NOTICE. Buyer shall have timely
given the Approval Notice to Seller in accordance with the provisions of Section 6.7.

                  7.2 BUYER'S CONDITIONS. The obligation of Buyer to acquire the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent which conditions are for the benefit of Buyer only and the satisfaction of which may be waived only in writing by Buyer:

                           7.2.1    SELLER'S DELIVERIES. Delivery and execution
by Seller of all instruments and other items required to be delivered by Seller pursuant to this Agreement;

                           7.2.2    SELLER'S REPRESENTATIONS. Seller's
warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date;

                           7.2.3    SELLER'S PERFORMANCE. Seller shall have
performed each and every agreement to be performed by Seller pursuant to this Agreement;

                           7.2.4    BUYER'S TITLE POLICY. As of the Closing, the
Title Company shall have issued or shall have committed to issue, upon the sole condition of the payment of its regularly scheduled premium, the Buyer's Title Policy; and

                           7.2.5    BUYER'S APPROVAL. On or before the Due
Diligence Date, Buyer shall have given the Approval Notice to Seller in accordance with the provisions of Section 6.7.

                  7.3 FAILURE OF CONDITIONS. If any of the conditions set forth in Sections 7.1 or 7.2 are not timely satisfied or waived, for any reason other that the default of Buyer or Seller under this Agreement, then this Agreement and the rights and obligations of Buyer and Seller shall terminate and be of no further force or effect except as to those matters as specifically stated in this Agreement to survive termination, in which case the Title Company is hereby instructed to return promptly to the party which placed such items into Escrow all funds (including the Deposit which is to be promptly returned to Buyer) and documents which are held by the Title Company on the date of termination.

                  7.4 SATISFACTION OF CONDITIONS. The occurrence of the Closing shall constitute satisfaction of conditions set forth in Sections 7.1 and 7.2 not otherwise specifically satisfied or waived by Buyer or Seller.

         8.       DELIVERIES INTO ESCROW.

                  8.1 DELIVERIES BY SELLER. On or before the Closing, Seller shall deliver or cause to be delivered into Escrow the following documents duly executed and acknowledged where appropriate:

                           8.1.1    DEED. A grant deed (the "DEED") in the form
attached hereto as EXHIBIT 8.1.1 conveying the Real Property to Buyer as provided in this Agreement which Deed is to be duly executed and acknowledged by Seller;

                           8.1.2    BILL OF SALE. Bill of sale ("BILL OF SALE")
in the form attached hereto as EXHIBIT 8.1.2 conveying the Personal Property to Buyer which Bill of Sale is to be duly executed by Seller;

                           8.1.3    ASSIGNMENT. An Assignment in the form
attached hereto as EXHIBIT 8.1.3 which is to be duly executed by Seller and Buyer;

                           8.1.4    FIRPTA. A certificate of non-foreign status
to confirm that Buyer is not required to withhold part of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended which is to be duly executed by Seller;

                           8.1.5    FORM 590. Franchise Tax Board Form (590)
which is to be duly executed by Seller;

                           8.1.6    SELLER'S AUTHORITY. Such proof of Seller's
authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company; and

                           8.1.7    OTHER DOCUMENTS. Such other documents as may
be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

                  8.2 DELIVERIES BY BUYER. On or before the Closing, Buyer shall deliver or cause to be delivered into Escrow the following funds (in cash) and documents duly executed and acknowledged where appropriate:

                           8.2.1    CASH. The Purchase Price and such additional
sums as are necessary to pay the Buyer's share of closing costs, prorations and any fees as more particularly set forth in Section 9 below;

                           8.2.2    ASSIGNMENT. An Assignment which is to be
duly executed by Seller and Buyer;

                           8.2.3    BUYER'S AFFIDAVIT. Buyer's Affidavit in the
form attached hereto as EXHIBIT 8.2.3 which is to be duly executed by Buyer;

                           8.2.4    BUYER'S AUTHORITY. Such proof of Buyer's
authority and authorization to enter into this Agreement and consummate the transaction contemplated by this Agreement, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller; and

                           8.2.5    OTHER DOCUMENTS. Such other documents as may
be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

                  8.3 DELIVERY TO BUYER UPON CLOSING. Seller shall deliver possession of the Property to Buyer upon the Closing subject to the rights of possession of the tenants pursuant to the Leases.

                  8.4 DELIVERY FOLLOWING CLOSING. Promptly following the Closing, Seller shall deliver to Buyer: (i) the original of the Lease(s); (ii) the originals of the Service Contracts, if any; (iii) all building plans and specifications with respect to the Real Property which are in the possession of Seller or reasonably accessible to Seller or its property manager; (iv) all structural reviews, architectural drawings, engineering, soils, seismic, geologic and architectural reports in the possession of Seller or reasonably accessible to Seller or its property manager; and (v) such other matters and documents in the possession of Seller or reasonably accessible to Seller or to its property manager as Buyer may reasonably request which relate to the Property and are not confidential and/or proprietary.

         9.       PRORATIONS; CLOSING COSTS; CREDITS.

                  9.1      PRORATIONS.

                           9.1.1    RENT. Rents, revenues and other income from
the Property, actually collected as of the Closing, shall be prorated through Escrow as of 12:01 a.m. on the Closing Date with Seller entitled to the prorated portion of such items attributable to the period prior to such date and time and Buyer entitled to the prorated portion of such items following such date and time. Any prepaid rent paid by a tenant of the Property shall be credited to Buyer. If any rent or other payments under the Lease(s) are in arrears as of the Closing Date, Buyer shall use reasonable efforts following the Closing to collect such rent or other payments provided that in no event shall Buyer be obligated to commence litigation to effect collection. Nothing in this Section
9.1.1 shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means. Notwithstanding any provision of this Agreement to the contrary in the event that the lease with Buyer terminates by merger as of the Closing, in no event shall such termination limit Seller's right to collect delinquent rent, if any, or to otherwise enforce the provisions of the lease described on Exhibit 1.3(i). Delinquent rent collected by Seller subsequent to the Closing shall be promptly paid to Buyer to the extent that Buyer is entitled to such rent in connection with the period on and after the Closing Date, and delinquent rent collected by Buyer subsequent to the Closing shall be promptly paid to Seller to the extent that Seller is entitled to such rent pursuant to the provisions of this Agreement relating to the period prior to the Closing Date. Seller and Buyer agree that all rent received by Seller or Buyer following Closing shall be applied first to any current rent then due Seller, if any, and then to delinquent rent, if any, due Buyer.

                           9.1.2    TAXES AND ASSESSMENTS. Except to the extent
that real estate taxes are paid directly by the tenant(s), all nondelinquent real estate taxes on the Property shall be prorated through Escrow based on the actual current tax bill as of 12:01 a.m. on the Closing Date with Seller responsible for all such taxes attributable to the period prior to such date and time and Buyer responsible for all such taxes attributable to the period following such date and time. If after the Closing, supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the Closing Date, Buyer and Seller shall adjust the proration of the real estate taxes following the Closing. Any delinquent taxes on the Property shall be paid at the Closing from funds accruing to Seller. Any current installments with respect to assessments on the Real Property shall be prorated through Escrow as of 12:01 a.m. on the Closing Date and Seller shall have no obligation to pay any amount with respect to any such assessments other than the prorated current installment. Any refund in connection with real estate taxes relating to the Property attributable to the period prior to the Closing Date shall be paid to Seller.

                           9.1.3    OPERATING EXPENSES. Operating expenses
payable by the owner of the Real Property and all other customary charges or costs incident to the ownership of the Property (not otherwise payable directly by the tenants) shall be prorated through Escrow as of 12:01 a.m. on the Closing Date. Seller shall be responsible for all operating expenses accruing and attributable to the Property through the day prior to the Closing Date and Buyer shall be responsible for all operating expenses accruing and attributable to the Property commencing as of the Closing Date. Seller, as landlord under the Lease(s), may be currently collecting from tenants under the Lease(s) additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "OPERATING COSTS") in connection with the ownership, operation, maintenance and management of the Property. Seller and Buyer shall each receive a debit or credit, as the case may be, for the difference between the aggregate tenants' current account balances for Operating Costs and the amount of Operating Costs reimbursable to Seller. Operating Costs for Seller's period of ownership shall be reasonably estimated by the parties if final bills are not available. Seller shall not assign to Buyer any deposits which Seller has with any utility companies servicing the Property. Buyer shall arrange with such companies to have accounts open in Buyer's name beginning at 12:01 a.m. on the Closing Date. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Closing Date and all operating expenses shall be prorated based upon the information then available. Seller and Buyer shall make any adjustments required to be made subsequent to the Closing in the event the information available at the Closing is incorrect.

                           9.1.4    SERVICE CONTRACTS. The amounts payable under
the Service Contracts which shall be assumed pursuant to the provisions of the Assignment, shall be prorated through Escrow on an accrual basis as of 12:01 a.m. on the Closing Date. Seller shall pay all amounts due thereunder which accrue prior to the Closing Date and Buyer shall pay all amounts accruing on the Closing Date and thereafter. Buyer shall have no responsibility for Service Contracts not specifically being assumed by Buyer pursuant to this Agreement. Those Service Contracts which Buyer elects during the Due Diligence Period not to assume by giving written notice of such election to Seller shall be terminated by Seller as of the Closing, provided, however that with respect to those Service Contracts which require a termination notice longer than that allowed by reason of the date of the Closing (which in all events shall be no greater than thirty (30) days notice) provided that Seller has given notice of termination on or prior to the Closing Date, Buyer shall be responsible for the obligations that relate to such terminated Service Contracts for the period from and after the Closing Date and Seller shall be responsible for the obligations that relate to the period prior to the Closing Date. Buyer shall have no responsibility for Service Contracts which Buyer has elected not to assume for any period in excess of thirty (30) days following the Closing Date. Seller shall not be obligated to terminate the Service Contracts which Buyer has elected not to assume prior to the Closing Date.

                           9.1.5    CALCULATION OF PRORATIONS. All prorations
shall be made on the basis of the actual number of days of the month which have elapsed as of 12:01 a.m. on the Closing Date provided that the cash portion of the Purchase Price is received by Seller's depository bank in time to credit to Seller's account on the Closing Date. If the cash portion of the Purchase Price is not so received by Seller's depository bank on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date.

                           9.1.6    PROFORMA CLOSING STATEMENT. Buyer and Seller
shall reasonably cooperate to produce at least one business day prior to the Closing Date, a schedule of prorations in accordance with the provisions of this Agreement which is as complete and accurate as is then reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made in Escrow on the Closing Date. All other prorations and any adjustments to the initial estimated prorations, shall be made by Buyer and Seller within thirty (30) days following the Closing or such later time as may be reasonably required, in the exercise of due diligence to obtain the necessary information. Any net credit due one party from the other as the result of such post-Closing prorations and adjustments shall be paid to the other in cash immediately upon the parties' written agreement to a final schedule of post-Closing adjustments and prorations. The provisions of Section 9.1 shall survive the Closing and the recordation of the Deed.

                  9.2      CLOSING COSTS.

                           9.2.1    SELLER'S COSTS. Seller shall pay (i) the
premium for the standard coverage CLTA portion of the Buyer's Title Policy; (ii) fifty percent (50%) of all documentary and transfer taxes; (iii) fifty percent (50%) of all escrow fees, costs and recording costs; (iv) fifty percent (50%) of the cost of the Survey, if applicable; and (v) its own attorneys' fees.

                           9.2.2    BUYER'S COSTS. Buyer shall pay (i) fifty
percent (50%) of all escrow fees, costs and recording costs; (ii) the incremental premium for the ALTA portion of Buyer's Title Policy, if applicable, and the premium for any endorsements; (iii) the premium for the Buyer's lender's title policy, if any; (iv) fifty percent (50%) of all documentary and transfer taxes; (v) fifty percent (50%) of the cost of the Survey, if applicable; and
(vi) its own attorneys' fees.

                  9.3 CREDITS. Buyer shall be credited and Seller shall be debited in an amount equal to all security deposits in Seller's possession paid under the Lease(s), except to the extent that Seller was entitled to and did apply any part of such deposits to tenant obligations under the Lease(s).

                  9.4 OTHER EXPENSES. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

         10. OPERATION OF PROPERTY PENDING THE CLOSING. Following the Effective Date and pending the Closing, the Seller shall operate the Property in accordance with the following:

                  10.1 NORMAL COURSE OF BUSINESS. Seller shall use commercially reasonable efforts to continue to operate, manage and maintain the Property in such condition so that the Property shall be in substantially the same condition as of the Closing Date as it is as of the Due Diligence Date, reasonable wear and tear and casualty excepted, provided however, Seller shall not be required to perform any capital repairs or improvements. Seller shall maintain all existing insurance policies in connection with the Property and shall keep in effect and renew without material modification all licenses, permits and entitlements applicable to the Property. Seller's existing liability and property insurance pertaining to the Property may be canceled by Seller as of the Closing Date. After the expiration of the Due Diligence Period, except as may be required by the Lease(s), Seller shall not make any material alterations to the Property or remove any Personal Property without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed;

                  10.2 FURTHER ENCUMBRANCES. Seller shall not execute any documents or otherwise take any action which will have the result of further encumbering the Property in any fashion;

                  10.3 LEASING. Following the Due Diligence Date, the Seller shall not terminate, amend or otherwise modify the Lease(s), or enter into any new lease without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed; and

                  10.4 NEW OBLIGATIONS. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, Seller shall not enter into any maintenance contract, service contract or any other contract affecting or relating to the Property or any portion thereof which cannot be canceled upon thirty (30) days (or less) prior written notice. Notwithstanding the above sentence, Seller shall be entitled to enter into any obligations required to be undertaken by

Seller pursuant to the provisions of the Lease(s) without the prior consent of Buyer provided that Seller shall give Buyer prior written notice of the entry of Seller into any such obligations.

         11.      REPRESENTATIONS AND WARRANTIES.

                  11.1 NO REPRESENTATIONS OR WARRANTIES BY SELLER. Except as expressly set forth in this Agreement, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property.

                  11.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

                           11.2.1   AUTHORITY. This Agreement constitutes the
valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Seller is a corporation, validly formed, duly organized and in good standing under the laws of the State of California. Seller has full power, right and authority to enter into and perform this Agreement. The execution and delivery of this Agreement, delivery of money and all required documents, Seller's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Seller. Neither the execution and delivery of this Agreement, nor the transaction contemplated by this Agreement will conflict in any material respect or constitute a breach under any agreement or instrument by which Seller or the Property is bound;

                           11.2.2   SERVICE CONTRACTS. To Seller's knowledge,
the Service Contracts listed on EXHIBIT 1.3 are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable and except any agreement with Seller's property manager, which shall be terminated by Seller as of the Closing;

                           11.2.3   CONDEMNATION. To Seller's knowledge, Seller
has received no written notice of any pending condemnation proceedings relating to the Real Property;

                           11.2.4   LITIGATION. To Seller's knowledge, Seller
has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

                           11.2.5   VIOLATIONS. To Seller's knowledge, Seller
has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof, or Seller's ability to perform hereunder. To Seller's knowledge, Seller has not received written notice of any alleged building code violations, health and safety code violations, federal, state or local agency actions regarding environmental matters or zoning violations currently affecting the Real Property which remain uncured;

                           11.2.6   ACCESS. To the best of Seller's knowledge,
no fact or condition exists which may result in the termination or reduction of the current access from the Real Property to existing roads and highways;

                           11.2.7   FOREIGN PERSON. Seller is not a "foreign
person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations issued thereunder;

                           11.2.8   LEASE(S). To Seller's knowledge, except as
disclosed in writing to Buyer, Seller has not received notice of any claimed default by Seller under the Lease(s) and there are no unperformed obligations of Seller pursuant to the Lease(s); and

                           11.2.9   LEASING COMMISSIONS. As of the Effective
Date, there are no leasing commissions required to be paid in connection with the Lease(s) except as may be related to future renewals, expansions or extensions.

                  11.3 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

                           11.3.1   AUTHORITY TO EXECUTE; ORGANIZATION. This
Agreement constitutes the valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Buyer represents that it is a corporation, is validly formed and duly organized in good standing under the laws of the State of New Jersey and the execution of this Agreement, delivery of money and all required documents, Buyer's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Buyer;

                           11.3.2   NO ENCUMBRANCE. Prior to Closing, Buyer
shall neither encumber nor cause any liens to be created against the Property in any way, nor shall Buyer, at any time, record this Agreement or a memorandum thereof; and

                           11.3.3   PRINCIPAL; FINANCIAL RESOURCES. Buyer is
acting as a principal in connection with the transaction as contemplated by this Agreement and presently possesses, and will possess as of the Closing, the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement.

                  11.4 KNOWLEDGE DEFINED. References to the "knowledge" of Seller and phrases of similar import shall refer only to the current actual (not constructive) knowledge of Theodore H. Kruttschnitt, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such person any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller represents that Theodore H. Kruttschnitt is the President of Seller and is active in the management of the Property.

         12.      INDEMNIFICATION.

                  12.1 INDEMNIFICATION OF BUYER. Seller hereby agrees to indemnify Buyer against, and to hold Buyer harmless from, all losses, damages, costs and expenses whatsoever including without limitation reasonable legal fees and disbursements, incurred by Buyer relating to the Property which arise, result from or relate to (i) acts, occurrences or matters that took place prior to the Closing to the extent that any such claim described in this clause (i) is covered by the commercial general liability insurance policy maintained by Seller or otherwise covered pursuant to applicable insurance coverage maintained by Seller and in this connection Seller represents and warrants that Seller has during the period of its ownership maintained and continues to maintain commercial general liability insurance coverage; or (ii) any material breach of any of the representations or warranties of Seller set forth in Section 11.2 of this Agreement subject, however, to the limitations of Section 16.4.

                  12.2 DEFENSE OF CLAIMS AGAINST BUYER. With respect to any claim for which Buyer has requested indemnification under Section 12.1, Seller shall be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Buyer may at its election and expense, participate in such defense, and provided further that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine the actual strategy, defense or counterclaim to be employed. At Seller's reasonable request, Buyer will cooperate with Seller in the preparation of any defense for any such claim and Seller will reimburse Buyer for any reasonable expenses incurred in connection with such request. If Seller does not elect to assume the defense of any such matter and such matter is defended by Buyer, Seller shall have the right, at its sole expense, to employ separate counsel acceptable to Buyer and participate in such defense, provided that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

                  12.3 INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify Seller against, and to hold Seller harmless from, all losses, damages, costs and expenses whatsoever including without limitation reasonable legal fees and disbursements, incurred by Seller relating to the Property which arise, result from or relate to (i) acts, occurrences or matters that take place subsequent to the Closing to the extent that any such claim described in this clause (i) is covered by the commercial general liability insurance policy maintained by Buyer or otherwise covered pursuant to applicable insurance coverage maintained by Buyer and in this connection Buyer represents and warrants that Buyer will during the period of its ownership maintain commercial general liability insurance coverage; or (ii) any material breach of any of the representations or warranties of Buyer set forth in Section 11.3 of this Agreement.

                  12.4 DEFENSE OF CLAIMS AGAINST SELLER. With respect to any claim for which Seller has requested indemnification under Section 12.3, Buyer shall be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Seller may at its election and expense, participate in such defense, and provided further that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense or counterclaim to be employed. At Buyer's reasonable request, Seller will cooperate with Buyer in the preparation of any defense for any such claim and Buyer will reimburse Seller for any reasonable expenses incurred in connection with such request. If Buyer does not elect to assume the defense of any such matter, and such matter is defended by Seller, Buyer shall have the right, at its sole expense, to employ separate counsel acceptable to Seller and participate in such defense, provided that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

         13.      CASUALTY OR CONDEMNATION.

                  13.1 CASUALTY. Prior to the Closing, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section 13.1. If, prior to the Closing, any part of the Real Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. For purposes of this Section 13.1, "material" shall be deemed to be any damage or destruction (i) where the costs of repair or replacement is estimated to be One Hundred Thousand Dollars ($100,000.00), or more, or (ii) which Seller reasonably estimates shall take more than ninety (90) days to repair. If Buyer does not exercise this option to terminate this Agreement, or the casualty is not material, neither party shall have the right to terminate this Agreement, but Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all insurance proceeds payable to it with respect to such destruction (but not in excess of the Purchase Price) and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment in the insurance claim. If Buyer does terminate this Agreement pursuant to this Section 13.1, this Agreement shall terminate, all rights and obligations hereunder of each party shall be at an end (except those matters which are specifically stated in this Agreement to survive the termination) and the Title Company is hereby instructed to return promptly to the party which placed such items into Escrow all funds (including the Deposit which is to be promptly returned to Buyer) and documents which are held by the Title Company on the date of termination.

                  13.2 CONDEMNATION. In the event that all or any substantial portion of the Real Property shall be taken in condemnation or under the right of eminent domain after the Effective Date and before the Closing, Buyer may, at its option either (a) terminate this Agreement by written notice thereof to Seller and receive an immediate refund of the Deposit, together with any interest earned thereon, or (b) proceed to close the transaction contemplated herein pursuant to the terms hereof in which event Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for the taking by eminent domain which accrue to Seller and there shall be no reduction in the Purchase Price. For purposes of this provision, a "substantial portion" of the Real Property shall mean (i) any material portion of the Real Property is taken; (ii) the access to the Real Property or available parking area therefor is materially reduced or restricted; or (iii) any of the rentable square footage of the Improvements is taken. In the event that a portion of the Real Property less than a substantial portion is taken, or Buyer elects not to terminate this Agreement, Buyer shall proceed to close the transaction contemplated herein and there shall be no reduction in the Purchase Price and Seller shall assign and turn over to Buyer and Buyer shall be entitled to receive and keep all awards for the taking by eminent domain which accrue to Seller.

         14.      COMMISSIONS.

                  14.1 PAYMENT OF THE SALES COMMISSION. Seller and Buyer represent to each other that no real estate broker or agent has been authorized to act on their behalf in the contemplated transaction. Buyer and Seller each indemnifies the other party and agrees to defend and hold the other party harmless from any and all demands or claims which now or hereafter may be asserted against the other party for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker as a result of the indemnifying party's acts in connection with this transaction.

                  14.2 LEASING COMMISSIONS AND LANDLORD TENANT IMPROVEMENTS. Subject to the provisions of Section 10.3 above, Buyer shall pay all leasing commissions and landlord tenant improvement costs relative to any lease(s) made on or after the Effective Date.

         15.      NOTICES.

                  All notices, requests or demands to a party hereunder shall be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been given upon the earlier of personal delivery thereof, three (3) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, as the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section 15.

                       If to Seller:        Limar Realty Corp. #13
                                            c/o Limar Realty Group
                                            1730 South El Camino Real, Suite 400
                                            San Mateo, California 94402
                                            Attention: Theodore H. Kruttschnitt
                                            Fax:     (650) 525-9345

                     With a copy to:        Kay & Merkle
                                            100 The Embarcadero, Penthouse
                                            San Francisco, CA  94105
                                            Attn:  Walter F. Merkle, Esq.
                                            Fax:     (415) 512-9277

                        If to Buyer:        Jack Lief
                                            President & CEO
                                            Arena Pharmaceuticals, Inc.
                                            6166 Nancy Ridge Drive
                                            San Diego, CA 92121
                                            Fax: (858) 453-7210

                        With a copy to:     General Counsel
                                            Arena Pharmaceuticals, Inc.
                                            6166 Nancy Ridge Drive
                                            San Diego, CA 92121
                                            Fax: (858) 453-7210


         16.      LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.

                  16.1 NO RELIANCE ON DOCUMENTS. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.

                  16.2 AS-IS SALE: DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY EMPLOYEES OR AGENTS REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

         BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING (EXCEPT WITH RESPECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT), SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES THAT:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  ---------------------------          -------------------------
                   RPB                                  THK
                  ---------------------------          -------------------------
                   BUYER'S INITIALS                     SELLER'S INITIALS
                  ---------------------------          -------------------------


                  16.3 MATERIAL CHANGE. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any event or circumstance which makes any representation or warranty of Seller as set forth in Section 11.2 of this Agreement materially untrue or misleading or any covenant of Seller under this Agreement incapable of being performed. In no event shall Seller be liable to Buyer for, or be deemed to be in default pursuant to this Agreement by reason of any inaccuracy of a representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date; and (ii) is expressly permitted under the terms of this

Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a material change which is not permitted hereunder shall constitute the non-fulfillment of the condition set forth in
Section 7.2.2 hereof. If, in spite of such nonfulfillment of the conditions set forth in such Section 7.2.2 the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in any notice or notices of modification as given by Seller to Buyer pursuant to this Section 16.3 prior to the Closing.

                  16.4 SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 11.2 hereof (as such may have been updated as of the Closing in accordance with Section 16.3) in accordance with the terms of this Agreement, shall survive Closing for a period of twelve (12) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing. Seller shall have no liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000.00), in which event the amount of such valid claims in excess of One Hundred Thousand Dollars ($100,000.00) shall be actionable, up to the Maximum (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said twelve (12) month period and any action shall have been commenced by Buyer against Seller within fourteen (14) months of Closing. Buyer agrees to first seek recovery under any insurance policies, Service Contracts and the Lease(s) prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer's remaining claim after recovery from such insurance policies, Service Contracts and/or Lease(s) is less than One Hundred Thousand Dollars ($100,000.00). As used herein, the term "MAXIMUM" shall mean the total aggregate amount of Five Hundred Thousand Dollars ($500,000.00).

                  16.5     SURVIVAL OF LIMITATIONS. The provisions of this
Article 16 shall survive Closing or any termination of this Agreement.

         17.      MISCELLANEOUS.

                  17.1 TIME. Time is of the essence in the performance of each party's obligations hereunder; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State in which the Property is located, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

                  17.2 ATTORNEYS' FEES. If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to seek an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

                  17.3 NO WAIVER. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

                  17.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

                  17.5 SURVIVAL. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the Closing.

                  17.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and successors and assigns of Seller and Buyer; provided, however, that Buyer shall not assign Buyer's rights and obligations pursuant to this Agreement to any party without the prior written consent of Seller which consent may be withheld in its sole and absolute discretion.

                  17.7 SEVERABILITY. In the case that any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  17.8 CAPTIONS. Paragraph titles or captions contained in this Agreement are inserted as a matter of convenience only and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

                  17.9 EXHIBITS. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

                  17.10 RELATIONSHIP OF THE PARTIES. The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

                  17.11 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and be construed in accordance with the laws of the State of California.

                  17.12 REVIEW BY COUNSEL. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                  17.13 NON-DISCLOSURE. The parties hereto shall not disclose any of the material terms of this Agreement (except to the extent as may be required by law or as required by the Title Company or to the officers, directors, partners and employees of the parties hereto in the ordinary course of business) without the prior written consent of the other party except that each party may make disclosure to its respective lawyers, accountants, advisors and shareholders.

                  17.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original. This Agreement shall only be effective if a counterpart is signed by both Seller and Buyer.

                  17.15 FILING OF REPORTS. The Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 as amended (and any similar reports or returns required under any state or local laws) in connection with the Closing.

                  17.16 1031 EXCHANGE. In connection with the transactions contemplated by this Agreement, Seller may wish to engage in a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 as amended. Buyer agrees to reasonably cooperate with Seller in connection with such exchange, provided, however, that (i) notwithstanding any other provision of this Agreement to the contrary, Seller can elect to delay the Closing for a period of up to thirty (30) business days; (ii) Buyer will not be required to take title to any other real property; (iii) Buyer shall not incur any additional liability by reason of such exchange; (iv) Seller will indemnify and hold Buyer harmless for, from and against any claim, demand, cause of action, liability or expense (including attorney's fees) in connection therewith, including, without limitation, any increase in escrow fees or charges resulting from such exchange; and (v) Seller acknowledges and agrees and that Buyer has not made and will not make any representation or warranty as to the effectiveness for tax purposes of any such exchange. Seller must notify Buyer at least five (5) days before the contemplated date of Closing if Seller intends to proceed pursuant to this Section 17.16.

                  17.17 LICENSED REAL ESTATE BROKERS. Buyer hereby acknowledges that (a) Limar Financial Corporation ("LFC"), an affiliate of Seller, is a licensed real estate broker under the laws of the State of California, (b) Thomas Numainville, Timothy J. Castello and James R. Thomson, officers of LFC and Seller, are similarly so licensed and (c) no agency relationship has been created between Seller and Buyer (or between LFC or Thomas Numainville or Timothy J. Castello or James R. Thomson and Buyer) with respect to the transactions subject to this Agreement.

                  17.18 THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of Buyer and Seller and their respective agents, employees, shareholders, officers, directors, partners and successors and no third party shall be entitled to the benefit of any of the provisions of this Agreement.

                  17.19 FACSIMILE SIGNATURES. Seller and Buyer each (a) has agreed to permit the use from time to time, where appropriate, of telecopy signatures in order to expedite the transaction contemplated by this Agreement,
(b) intends to be bound by its respective telecopy signature, (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Agreement and the documents affecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy only.

         18.      DEFAULT.

                  18.1 LIQUIDATED DAMAGES. FROM AND AFTER THE EXPIRATION OF THE DUE DILIGENCE PERIOD, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO A DEFAULT OF BUYER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS
SECTION 18.1 BELOW, THE PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 18.1 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY EXECUTING THIS SECTION 18.1 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

                  ---------------------------         -------------------------
                   RPB                                 THK
                  ---------------------------         -------------------------
                   BUYER'S INITIALS                    SELLER'S INITIALS
                  ---------------------------         -------------------------


                  18.2 DEFAULT BY SELLER. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Buyer shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Buyer in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer expressly waives its rights to seek damages in the event of Seller's default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Real Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

         19. DEFINITIONS. For ease of reference, the defined terms as employed in this Agreement and as listed below are defined in the designated sections:

                  19.1     "Agreement" as defined in the first paragraph.
                  19.2     "Approval Notice" as defined in Section 6.7
                  19.3     "Assignment" as defined in Section 1.3
                  19.4     "Bill of Sale" as defined in Section 8.1.2
                  19.5     "Buyer" as defined in the first paragraph.
                  19.6     "Buyer's Reports" as defined in Section 6.5
                  19.7     "Buyer's Representatives" as defined in Section 6.4
                  19.8     "Buyer's Title Policy" as defined in Section 3.2
                  19.9     "Closing" as defined in Section 5.1
                  19.10    "Closing Date" as defined in Section 5.1
                  19.11    "Deed" as defined in Section 8.1.1
                  19.12    "Deposit" as defined in Section 2.1
                  19.13    "Deposit #1" as defined in Section 2.1
                  19.14    "Deposit #2" as defined in Section 2.1
                  19.15    "Due Diligence Date" as defined in Section 6.1
                  19.16    "Due Diligence Materials" as defined in Section 6.2
                  19.17    "Due Diligence Period" as defined in Section 6.1
                  19.18    "Effective Date" as defined in the first paragraph.
                  19.19    "Escrow" as defined in Section 4.1
                  19.20    "Future Commission Obligations" as defined in
                           Section 14.2
                  19.21    "Improvements" as defined in Section 1.1.2
                  19.22    "Intangible Property" as defined in Section 1.3
                  19.23    "LFC" as defined in Section 17.17
                  19.24    "Land" as defined in Section 1.1.1
                  19.25    "Lease(s)" as defined in Section 1.3
                  19.26    "Maximum" as defined in Section 16.4

                  19.27    "Permitted Exceptions" as defined in Section 3.3
                  19.28    "Personal Property" as defined in Section 1.1.3
                  19.29    "Property" as defined in Section 1.1
                  19.30    "Purchase Price" as defined in Section 2
                  19.31    "Real Property"" as defined in Section 1.2
                  19.32    "Seller" as defined in the first paragraph.
                  19.33    "Service Contracts" as defined in Section 1.3
                  19.34    "Subsequent Title Defects Notice" as defined in
                           Section 6.3.3
                  19.35    "Survey" as defined in Section 6.3.1
                  19.36    "Title Company" as defined in Section 4.1
                  19.37    "Title Notice" as defined in Section 6.3.2
                  19.38    "Title Report" as defined in Section 6.3.1
                  19.39    "Title Review Period" as defined in Section 6.3


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SELLER:                                     BUYER:

Limar Realty Corp. #13,                     Arena Pharmaceuticals, Inc.
a California corporation                    a Delaware corporation


By: /s/ Theodore H. Kruttschnitt            By: /s/ Richard P. Burgoon, Jr.
   ---------------------------------           ---------------------------------
Name: Theodore H. Kruttschnitt              Name: Richard P. Burgoon, Jr.
      ------------------------              Its:  Sr. Vice President, Operations
Its:  President                                   General Counsel & Secretary
      ---------

                                LIST OF EXHIBITS



Exhibit 1.1.1              -        Legal Description of Land
Exhibit 1.3 (i)            -        Schedule of Lease(s)
Exhibit 1.3 (ii)           -        Schedule of Service Contracts
Exhibit 6.2.1              -        Delivered Materials
Exhibit 6.7                -        Form of Approval Notice
Exhibit 8.1.1              -        Form of Grant Deed
Exhibit 8.1.2              -        Form of Bill of Sale
Exhibit 8.1.3              -        Form of Assignment and Assumption Agreement
Exhibit 8.2.3              -        Form of Buyer's Affidavit